Exhibit 4.9

                                                          Purchaser: RoyCap Inc.
                                                                     -----------

                             SUBSCRIPTION AGREEMENT

                  --------------------------------------------

                         TRINITY MEDICAL GROUP USA, INC.
                  --------------------------------------------


Trinity Medical Group USA, Inc.
30021 Tomas, Suite 300
Rancho Santa Margarita, California 92688

Gentlemen:

         1. Subscription. The undersigned hereby applies to purchase from Trinity Medical Group USA, Inc., a Florida corporation (the "Company"), a convertible promissory note issued by the Company to the order of the undersigned for the principal amount of $500,000, substantially in the form attached hereto as Attachment A (the "Convertible Note"). THIS SUBSCRIPTION IS IRREVOCABLE, BUT MAY BE REJECTED BY THE COMPANY IN ITS SOLE discretion. In the event that the undersigned's subscription documents are returned to it, the undersigned understands that all of its obligations hereunder shall terminate.

         2. Representations and Warranties. The undersigned acknowledges, represents, warrants and agrees as follows:

            (a) Authorization. The decision to invest and the execution and delivery of this agreement by the undersigned, the performance by the undersigned of its obligations hereunder and the consummation by the undersigned of the transactions contemplated hereby have been duly authorized and no other proceedings on the part of the undersigned is necessary. The person executing this agreement on behalf of the undersigned has all right, power and authority to execute and deliver this agreement on behalf of the undersigned. This agreement has been duly executed and delivered by the undersigned and, assuming the due authorization, execution and delivery hereof by the Company, will constitute the legal, valid and binding obligations of the undersigned, enforceable against the undersigned in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

            (b) Accredited Investor. The undersigned is aware of what constitutes an Accredited Investor as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and under the laws, if any, of each state governing the undersigned, and the undersigned is an Accredited Investor for purposes of Regulation D and the laws, if any, of the state governing the undersigned. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Convertible Note and the shares of Common Stock issuable upon conversion of the Convertible Note and the shares of Common Stock issuable upon exercise of the Warrant to be issued on the conversion of the Convertible Note (the "Shares") for an

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indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur.

           In addition, the undersigned meets at least one of the following criteria (please check where applicable):

         (A) A natural person and has, or with his or her spouse jointly has, and the undersigned and his or her spouse will have at the time of purchase of the Shares, a net worth (i.e., total assets in excess of total liabilities) in excess of $1,000,000;

         (B) A natural person and has had an individual annual income (exclusive of his or her spouse's income, regardless of whether this is a joint investment with such spouse) in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years, and the undersigned has a reasonable expectation of reaching the same income level in the current year. For this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax return), increased by the following amounts: (a) any deduction for depletion (Section 611 et seq. of the Internal Revenue Code of 1986, as amended (the "Code")), (b) any deduction for a portion of long-term capital gains (Section 1202 of the Code), (c) any exclusion for interest on tax exempt municipal obligations (Section 103 of the Code); and (c) any losses of a partnership or limited liability company allocated to the individual (as reported on Schedule E of Form 1040);

         (C) A bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in
                  Section 3(a)(5)(A) of the Act, whether acting in an individual or fiduciary capacity;

         (D) A broker or dealer registered pursuant to the Securities Exchange Act of 1934;

         (E)      An insurance company as defined in Section 2(13) of the Act;

         (F) An investment company registered under the Investment Company Act of 1940 (the "1940 Act");

         (G) A business development company as defined in Section 2(a)(48) of the 1940 Act;

         (H) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

         (I) An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 ("ERISA"), and either (i) the investment decision with respect to this subscription is to be made by a plan fiduciary, as defined in
                  Section 3(21) of ERISA, which is either a bank, savings and loan association, an insurance company, or a registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000 or (iii) if a self-directed plan, investment decisions are made solely by Accredited Investors;

         (J) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         (K) A corporation, Massachusetts or similar business trust, a partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

         (L) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Convertible Note and the Shares, which acquisition is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; or

         (M) An entity in which all of the equity owners qualify as "Accredited Investors."

         (c) Evaluation of Risks. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. The undersigned recognizes that its investment in the Company involves a high degree of risk and that the Company is dependent upon this private placement to continue its operations.

         (d) High Degree of Risk. The undersigned acknowledges that an investment in the Convertible Note and the Shares is a speculative investment and involves a high degree of risk, and that the Company makes no assurances whatever concerning the present or prospective value of the Convertible Note or the Shares. The undersigned understands that the price of the Convertible Note has been arbitrarily determined by the Company and bears no relationship to its assets, earnings, book value or other accepted criteria of value.

         (e) Due Diligence. The undersigned has received a copy of such documents relating to the Company as requested by the undersigned (collectively, the "Documents"), has carefully reviewed such Documents, has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such Documents and has been given the opportunity to meet with representatives of the Company and to have them answer any questions and provide any additional information regarding the terms and conditions of this particular investment deemed relevant by the undersigned, and all such questions have been answered and requested information provided to the undersigned's full satisfaction. In making its decision to purchase the Convertible Note and the Shares, the undersigned has relied solely upon its review of the Documents referred to above, this agreement and independent investigations made by it or its representatives.

         (f) Independent Counsel. The undersigned acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Convertible Note and the Shares. Jenkins & Gilchrist Parker Chapin LLP is counsel to the Company in the transactions contemplated hereby and herein.

         (g) No Distribution. The undersigned is acquiring the Convertible Note and the Shares for its own account for investment and not with a view to or for resale in connection with any distribution of the Shares. It has not offered or sold any portion of the Convertible Note or the Shares and has no present intention of dividing the Convertible Note or the Shares with others or of selling, distributing or otherwise disposing of any portion of the Convertible Note or the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

         (h) No Registration. The undersigned understands that the sale of the Shares has not been registered under the Act in reliance upon an exemption therefrom for non-public or limited offerings. The undersigned understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available at that time.

         (i) Registration Rights. The undersigned shall have piggy-back registration rights with respect to the Shares then held by the undersigned. The Company agrees to file a registration statement to register the Shares by August 14, 2001. The Company shall respond to comments of the Securities and Exchange Commission ("SEC") within five (5) business days of receipt of said comments and will use its reasonable best efforts to cause the registration statement to be declared effective by the SEC within ninety (90) days from the Closing Date. In the event that the Maker secures additional financing by or before August 14, 2001 for a price per share of common stock equal to or greater than $3.00 per share of common stock, then the requirement to file the Registration Statement shall be extended to September 17, 2001. The Company shall keep the registration statement continuously effective through July 29, 2002, and shall cause the related prospectus to be amended or supplemented by a required prospectus supplement pursuant to Rule 424 under the Securities Act of 1933, as amended. If the registration statement is not filed by August 14, 2001 or September 17, 2001, as the case may be, or if the registration statement is not declared effective within 120 days of the issuance of this Note (each such failure being referred to as an "Event"), the Maker shall pay as liquidated damages and not as a penalty to the Holder an amount equal to 2% of the purchase price of the Convertible Note for each 30-day period until the applicable Event has been cured. The amount of the liquidated damages shall be prorated on a daily basis for periods less than 30 days. The liquidated damages shall be paid within five
(5) business days of the end of each month during which the Event has occurred and is continuing.

         (j) Selling Restrictions. Neither the undersigned nor any affiliate of the undersigned will effect any short sale of the Company's Shares or enter into any put option. This does not prohibit the undersigned from selling the shares in which they are entitled to receive through the conversion of the Convertible Promissory Note or through the exercise of the Common Stock Purchase Warrants.

         (k) Additional Transfer Restrictions. The undersigned understands and agrees that, in addition to the restrictions set forth in this agreement, the following restrictions and limitations are applicable to its purchase of the Convertible Note and any resales, pledges, hypothecations or other transfers of the Shares:

                  (i) The following legend reflecting all applicable restrictions will be placed on any certificate(s) or other document(s) evidencing the Warrants or the Shares and the undersigned must comply with the terms and conditions set forth in such legends prior to any resales, pledges, hypothecations or other transfers of the Shares:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED AND MAY NOT BE TRANSFERRED UNLESS (A) THE SHAREHOLDER WISHING TO TRANSFER SUCH SECURITIES PROVIDES AN OPINION OF COUNSEL REASONABLY CONCURRED IN BY COUNSEL FOR TRINITY MEDICAL GROUP USA, INC. (THE "COMPANY") STATING THAT THE

         PROPOSED TRANSFER OF THE COMPANY'S SECURITIES IS EXEMPT FROM THE REGISTRATION PROVISIONS OF ALL APPLICABLE FEDERAL AND STATE LAWS; OR
         (B) SAID SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED."

                  (ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Warrants or the Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

         (l) No Advertisements. The undersigned is not subscribing for the Convertible Note or the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

         (m) Capacity. The undersigned, if an individual, has reached the age of majority in the state in which the undersigned resides, has adequate means of providing for the undersigned's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Convertible Note and the Shares for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

         (n) Indemnity. The undersigned shall indemnify and hold harmless the Company and each officer, director or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company, or omitted or alleged to have been omitted by the undersigned, concerning the undersigned, or its authority to invest or financial position in connection with the offering or sale of the Convertible Note or the Shares, including, without limitation, any such misrepresentation, misstatement or omission contained herein or any other document submitted by the undersigned, against losses, liabilities and expenses for which the Company, or any officer, director or control person of the Company has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company or such officer, director or control person in connection with such action, suit or proceeding. In connection with this indemnity, the undersigned represents that all of the information provided herein by the undersigned is true, complete and correct in all respects.

         (o) Legends. The undersigned acknowledges that it has reviewed the following legends:

         PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT.

         THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED FOR SALE TO THE PUBLIC UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS, AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. CONSEQUENTLY, THE SECURITIES MAY NOT BE OFFERED, SOLD, OR

OTHERWISE TRANSFERRED OR DELIVERED BY ANY INVESTOR EXCEPT, IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE COMPANY, PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE OR OTHER SECURITIES LAWS. THE SECURITIES WILL BEAR A RESTRICTIVE LEGEND TO THE FOREGOING EFFECT, AND EACH INVESTOR MUST SIGN AN INVESTMENT REPRESENTATION CONSISTENT WITH THE FOREGOING.

         THERE IS CURRENTLY NO PUBLIC OR OTHER MARKET FOR THE SECURITIES AND THERE CAN BE NO ASSURANCE THAT A PUBLIC OR OTHER MARKET WILL DEVELOP. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         (p) Residence. The undersigned (check below if applicable):

         [X] is not a "U.S. person," as such term is defined in Regulation S promulgated under the Act.

         [ ] is not acquiring the Shares for the account of any U.S. person.


Purchaser           Co-Owner
---------           --------

  [ ]                 [ ]  (i)     I am a United  States  citizen  or  resident
                                   of the United States for federal income tax purposes.

  [X]                 [ ]  (ii)    I am neither a United  States  citizen nor a
                                   resident  of the United  States for United
                                   States federal income tax purposes.

         3. ALL INFORMATION CONTAINED IN THIS AGREEMENT WILL BE TREATED CONFIDENTIALLY. However, the undersigned agrees that the Company may present this agreement to such parties as the Company deems appropriate if called upon to establish that the proposed offer and sale of the Convertible Note and the Shares is exempt from registration under the Act or meets the requirements of applicable state securities law.

         4. The undersigned will notify the Company immediately of any material change in any representation made or any statement made in this agreement that occurs prior to the closing of the sale of the Convertible Note. The representations, warranties and covenants of the undersigned shall survive the closing of the sale of the Convertible Note. The undersigned understands and acknowledges that the Company is relying upon such information provided in this agreement to determine that the exemption from the registration provisions of the Act for non-public offerings is applicable to the offer and sale of the Convertible Note.

         5. Subscription and Method of Payment. (a) The undersigned shall (i) deliver to Jenkins & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attn: Christopher S. Auguste the executed agreement by overnight courier or facsimile (with original to follow by overnight courier) and (ii) deliver to the Company the amount set forth on page 10 of this agreement as the purchase price for the Convertible Note (the "Purchase Price") by check payable to the Company or by wire transfer of immediately available funds to the account specified by the Company.

         (b) Promptly upon receipt of the funds and documents required so to be delivered and upon acceptance by the Company of the undersigned's offer to subscribe for the shares, the Company shall deliver the Convertible Note to the undersigned registered in the name of the undersigned (or, if the undersigned shall have a nominee, registered in the name of such nominee). If the Company does not accept the undersigned's offer to subscribe for the Convertible Note, the Company shall return the Purchase Price to the undersigned without interest.

         6. The undersigned shall not, directly or indirectly, whether voluntarily, by operation of law, upon death or otherwise, sell, pledge, mortgage, hypothecate, give, bequeath, transfer, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way whatsoever encumber or dispose of, any of the Shares (or any interest therein), or the stock certificate or certificates representing Shares.

         7. Miscellaneous.

         (a) The undersigned agrees not to transfer or assign this agreement, the Convertible Note or the Shares or any of the undersigned's interest herein, and further agrees that the transfer or assignment of this agreement, the Convertible Note or the Shares shall be made only upon approval of the Company and in accordance with all applicable laws.

         (b) This agreement constitutes the entire agreement between the undersigned and the Company with respect to the subject matter hereof. This agreement may be amended only by a writing executed by both of them.

         (c) This agreement shall be enforced, and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any proceeding arising out of or relating to this agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in connection with such proceeding and waives any objection to venue in New York County, State of New York), and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by clause (d) of this paragraph 7. All of the fees and expenses of such proceeding, together with all reasonable attorney's and accountant's fees and expenses of each party hereto in connection therewith, shall be borne by the losing party or parties, or as allocated by the court.

         (d) Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, facsimile transmission or similar electronic means, with a written copy thereof sent on the same day by postage paid first-class mail, to such party at the following address:

                    To the undersigned at:

                         RoyCap Inc.
                         4100 Yonge Street
                         Suite 504
                         Toronto, Ontario M2P 2G2
                         Attn:  Stephen Rider
                         Telecopier No.: (416) 221-1253

                    with a copy to:

                         Fogler Rubinoff LLP
                         77 King Street West
                         Suite 4400
                         Toronto, Ontario M5K 1G8
                         Attention:  Michael Slan
                         Telecopier No.: (416) 941-8852

                    To the Company at:

                         Trinity Medical Group USA, Inc.
                         30021 Tomas, Suite 300
                         Rancho Santa Margarita, California 94901
                         Attention: Mr. Gary E. Wilson, Chief Financial Officer Telecopier No.: (949) 459-2163

                    with a copy to:

                         Jenkins & Gilchrist Parker Chapin LLP
                         The Chrysler Building
                         405 Lexington Avenue
                         New York, New York  10174
                         Attention:  Christopher S. Auguste
                         Telecopier No.:  (212) 704-6288

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five
(5) business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

         (e) This agreement may be executed in counterparts. In the event that any provision of this agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement shall continue in full force and effect without said provision.

         (f) Except as otherwise provided herein, no amendment of this agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

         (g) No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         (h) The provisions hereof are severable and in the event that any provision of this agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         (i) Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         (j) This agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect.

         (k) The section and other headings contained in this agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

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

                             SUBSCRIBER INFORMATION

         Please print here the exact name in which the investor desires go to have the Shares registered (must be beneficial owner).

                                   RoyCap Inc.
                                   -----------

                    All correspondence relating to the undersigned's investment should be sent (check one):

         [X]        (i)    to the address of the undersigned set forth on the
                           signature page hereof

         [ ]        (ii)   to the following address:

                    ---------------------------------------------------------

                    ---------------------------------------------------------

                    ---------------------------------------------------------

                    The undersigned may be contacted by telephone at the following telephone number(s):

                    (i)    Home Telephone  (___)_______________________

                    (ii)   Business Telephone    (416) 226-9921

         Amount of Convertible Note:                 $500,000
                                                     --------

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


                                 SIGNATURE PAGE
                                 --------------

                             FOR CORPORATE INVESTORS
                             -----------------------

         The undersigned, by executing this signature page, hereby swears to, adopts and agrees to all terms, conditions, representations, warranties and covenants contained in this Subscription Agreement of which this signature page is a part.

Note:  The officer authorized to bind the corporation must sign.

RoyCap Inc.
-----------
Name of Corporation (please print or type)

By:  /s/  Stephen Rider
-----------------------
Taxpayer Identification Number

Title:   President and CEO

         Address of Principal
         Corporate Offices:        4100 Yonge Street
                                   -----------------------------------
                                   Suite 504
                                   -----------------------------------
                                   Toronto, ONT., Canada M2P 2G2
                                   -----------------------------------

         Mailing Address, if different:
                                   -----------------------------------

                                   -----------------------------------

                                   -----------------------------------

State of Incorporation: Ontario, Canada
                                       -------------------------------

Executed at Toronto, Canada this  29th day of June, 2001.
                    City           State

SUBSCRIPTION ACCEPTED:

TRINITY MEDICAL GROUP USA, INC.

By:  /s/  James Namnath                          By: /s/  Gary E. Wilson
     ------------------                              -------------------
Name:  James Namnath                             Name:  Gary E. Wilson
Title:    CEO                                    Title:   CFO

Date:  June 29, 2001                             Date:  June 29, 2001





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